UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2020

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement
Agreement and Plan of Merger
On October 29, 2020, Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the "Registrant"), GRT (Cardinal REIT Merger Sub), LLC, a Maryland limited liability company and a wholly owned subsidiary of the Registrant ("Merger Sub"), Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of the Registrant (the "GCEAR Operating Partnership"), GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company and a wholly owned subsidiary of the GCEAR Operating Partnership ("New GP Sub"), GRT OP (Cardinal LP Merger Sub), LLC, a Delaware limited liability company and a wholly owned subsidiary of the GCEAR Operating Partnership ("LP Merger Sub"), GRT OP (Cardinal OP Merger Sub), LLC, a Delaware limited liability company and a subsidiary of LP Merger Sub and New GP Sub ("OP Merger Sub" and, together with the Registrant, Merger Sub, the GCEAR Operating Partnership, New GP Sub and LP Merger Sub, the "GCEAR Parties"), Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation ("CCIT II"), Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership and a wholly owned subsidiary of CCIT II (the "CCIT II Operating Partnership"), and CRI CCIT II LLC, a Delaware limited liability company and a wholly owned subsidiary of CCIT II ("CCIT II LP" and, together with CCIT II and the CCIT II Operating Partnership, the "CCIT II Parties"), entered into an Agreement and Plan of Merger (the "Merger Agreement").
The combined company (the "Combined Company") following the "Mergers" (as such term is defined herein) will retain the name "Griffin Capital Essential Asset REIT, Inc." The Combined Company, as of October 29, 2020, would have a total asset value of approximately $5.8 billion, and would own 125 properties in 26 states, consisting of approximately 31 million square feet. On a pro forma basis, as of June 30, 2020, the Combined Company portfolio will be approximately 90% leased, on a weighted average basis, with a remaining weighted average lease term of 7.4 years, approximately 58% of the net rent will come from properties leased to tenants and/or guarantors who have, or whose non-guarantor parent companies have, investment grade or what management believes are generally equivalent ratings, and no tenant will represent more than 3.3% of the 12-month forward net rents of the Combined Company, with the top ten tenants comprising, collectively, approximately 25% of the net rents of the Combined Company.
Prior to entering into the Merger Agreement, CCIT II (a) terminated the Agreement and Plan of Merger, dated as of August 30, 2020, by and among CCIT II, CIM Real Estate Finance Trust, Inc. (“CMFT”), and Thor II Merger Sub, LLC, a wholly owned subsidiary of CMFT (as amended, the "CMFT Merger Agreement"), in accordance with Section 9.1(c)(ii) of the CMFT Merger Agreement, and (b) paid to CMFT the termination fee equal to $7,380,000 in accordance with the CMFT Merger Agreement, and will pay to CMFT the amount of CMFT’s Expenses (as defined in the CMFT Merger Agreement), up to $3,690,000, required to be paid pursuant to the terms of the CMFT Merger Agreement (such amounts together, the “CMFT Termination Payment”).
Subject to the terms and conditions of the Merger Agreement, at the Closing (as defined in the Merger Agreement) (i) CCIT II will merge with and into Merger Sub (the “REIT Merger”), with Merger Sub being the surviving entity, (ii) OP Merger Sub will merge with and into CCIT II Operating Partnership (the “Partnership Merger”), with the CCIT II Operating Partnership being the surviving entity and (iii) CCIT II LP will merge with and into LP Merger Sub (the “LP Merger” and, together with the REIT Merger and the Partnership Merger, the “Mergers”) with LP Merger Sub being the surviving entity.
At the effective time of the REIT Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of CCIT II’s Class A common stock, $0.01 par value per share (“CCIT II Class A Common Stock”), and Class T common stock, $0.01 par value per share (“CCIT II Class T Common Stock” and together with the CCIT II Class A Common Stock, "CCIT II Common Stock"), will be converted into the right to receive 1.392 shares of the Registrant's Class E common stock, $0.001 par value per share ("Class E Common Stock"), subject to the treatment of fractional shares in accordance with the Merger Agreement (the "REIT Merger Consideration"). At the effective time of the REIT Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of CCIT II Class A Common Stock granted under CCIT II’s 2018 Equity Incentive Plan, whether vested or unvested, will be cancelled in exchange for an amount equal to the REIT Merger Consideration.

At the effective time of the Partnership Merger and subject to the terms and conditions of the Merger Agreement, (i) each issued and outstanding partnership unit of the CCIT II Operating Partnership (“CCIT II Operating Partnership Units”) held by CCIT II will be converted into the right to receive 1.392 shares of the GCEAR Operating Partnership’s Class E Units, subject to the treatment of fractional units in accordance with the Merger Agreement, and CCIT II will be admitted as a limited partner of the GCEAR Operating Partnership and (ii) each issued and outstanding CCIT II Operating Partnership Unit held by CCIT II LP will automatically be cancelled and cease to exist, and no consideration shall be paid, in connection with or as a consequence of the Partnership Merger.
At the effective time of the LP Merger and subject to the terms and conditions of the Merger Agreement, all of the issued and outstanding limited liability company interests in CCIT II LP will automatically be cancelled and cease to exist, and no consideration shall be paid, in connection with or as a consequence of the LP Merger.
For U.S. federal income tax purposes, it is intended that (i) the REIT Merger shall qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Merger Agreement is intended to be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and (ii) the Partnership Merger and the LP Merger together shall be treated as a contribution by CCIT II of all of its assets, subject to all of its liabilities, to the GCEAR Operating Partnership in exchange for partnership interests of the GCEAR Operating Partnership pursuant to Section 721 of the Code.
The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to the conduct of the Registrant's and CCIT II's respective businesses during the period between the execution of the Merger Agreement and the completion of the Mergers, subject to certain exceptions. The Merger Agreement also contains a representation and warranty on behalf of CCIT II that, prior to entering into the Merger Agreement, CCIT II terminated the CMFT Merger Agreement (and paid CMFT the CMFT Termination Payment) and entered into the Merger Agreement in compliance with the terms of the CMFT Merger Agreement.
Pursuant to the terms of the Merger Agreement, CCIT II and its subsidiaries and representatives may not solicit, provide information or enter into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions set forth in the Merger Agreement.
The Merger Agreement also provides that prior to the Stockholder Approval (as defined herein), CCIT II's board of directors may, under specified circumstances, make an Adverse Recommendation Change (as defined in the Merger Agreement), including withdrawing its recommendation of the REIT Merger, subject to complying with certain conditions set forth in the Merger Agreement.
The Merger Agreement may be terminated under certain circumstances, including but not limited to, by either the Registrant or CCIT II if the Mergers have not been consummated on or before 11:59 p.m. New York time on May 30, 2021 (the "Outside Date"), if a final and non-appealable order is entered permanently restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement, if the Stockholder Approval has not been obtained at the meeting of CCIT II’s stockholders to be called to consider the REIT Merger or upon a material uncured breach of the respective obligations, covenants or agreements by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied.
In addition, CCIT II may terminate the Merger Agreement in order to enter into an "Alternative Acquisition Agreement" with respect to a "Superior Proposal" (each as defined in the Merger Agreement) at any time prior to receipt by CCIT II of the Stockholder Approval pursuant to and subject to the terms and conditions of the Merger Agreement.
The Registrant may terminate the Merger Agreement, in certain limited circumstances, prior to the receipt of the Stockholder Approval, including upon (i) an Adverse Recommendation Change, (ii) a tender offer or exchange offer that is commenced which CCIT II's board of directors fails to recommend against or (iii) a breach by CCIT II, in any material respect, of its obligations under the no solicitation provisions set forth in the Merger Agreement.
If the Merger Agreement is terminated because the Mergers were not consummated before the Outside Date or because the Stockholder Approval was not obtained, and (i) an "Acquisition Proposal" (as defined in the Merger

Agreement) has been publicly announced or otherwise communicated to CCIT II's stockholders prior to the Stockholders Meeting (as defined in the Merger Agreement), and (ii) within 12 months after the date of such termination (A) CCIT II consummates or enters into an agreement (that is thereafter consummated) in respect of an Acquisition Proposal for 50% or more of CCIT II’s equity or assets or (B) the board of directors of CCIT II recommends or fails to recommend against an Acquisition Proposal structured as a tender or exchange offer for 50% or more of CCIT II’s equity and such Acquisition Proposal is actually consummated, then CCIT II must pay the Registrant a termination fee of $18,450,000 and up to $3,690,000 as reimbursement for the Registrant's Expenses (as defined in the Merger Agreement).
If the Merger Agreement is terminated in connection with CCIT II’s acceptance of a Superior Proposal or making an Adverse Recommendation Change, then CCIT II must pay to the Registrant a termination fee of $18,450,000 and up to $3,690,000 as reimbursement for the Registrant's Expenses.
If the Merger Agreement is terminated because any breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of any of the CCIT II Parties set forth in the Merger Agreement has occurred that would cause any of the closing conditions not to be satisfied, then CCIT II must pay to the Registrant up to $3,690,000 as reimbursement for the Registrant’s Expenses.
If the Merger Agreement is terminated because any breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of any of the GCEAR Parties set forth in the Merger Agreement has occurred that would cause any of the closing conditions not to be satisfied, then the Registrant must pay to CCIT II (i) an amount equal to the CMFT Termination Payment and (ii) $3,690,000 as reimbursement for CCIT II’s Expenses.
The obligation of each party to consummate the Mergers is subject to a number of customary conditions, including receipt of the approval of the REIT Merger (and of an amendment to CCIT II’s charter that is required to consummate the REIT Merger) by holders of a majority of the outstanding shares of the CCIT II Common Stock entitled to vote thereon (the “Stockholder Approval”), delivery of certain documents and legal opinions, the truth and correctness of the representations and warranties of the parties (subject to the materiality standards contained in the Merger Agreement), the effectiveness of the registration statement on Form S-4 to be filed by the Registrant to register the shares of the Class E Common Stock to be issued as consideration in the REIT Merger, and the absence of a CCIT II Material Adverse Effect or GCEAR Material Adverse Effect (as each term is defined in the Merger Agreement).
The Registrant's obligation to consummate the Mergers is not subject to a financing condition. Until the effective time of the REIT Merger, each of the Registrant and CCIT II are permitted to declare and pay distributions in an amount less than or equal to an annual rate of five percent of its net asset value as of June 30, 2020, ratably over the calendar year.
The Merger Agreement provides that the Registrant's board of directors will take such action as necessary to cause three (3) Independent Directors (as defined in the charters of each of CCIT II and the Registrant) serving as members of the board of directors of CCIT II to be elected to the Registrant's board of directors effective as of the effective time of the REIT Merger to serve until the next annual meeting of stockholders of the Registrant. In connection with such next annual meeting of stockholders of the Registrant, the Nominating and Corporate Governance Committee of the Registrant will recommend to the Registrant's board of directors at least one (1) of such CCIT directors for election to the Registrant's board of directors at such annual meeting of stockholders.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and conditions, and is not intended to provide any factual information about the Registrant or CCIT II. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Registrant’s stockholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or CCIT II. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.
Termination Agreement
Concurrently with the entry into the Merger Agreement, the Registrant, CCIT II and Cole Corporate Income Management II, LLC (the “CCIT II Advisor”) entered into a letter agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the Advisory Agreement, dated as of August 27, 2013, by and between CCIT II and the CCIT II Advisor (as amended, the “CCIT II Advisory Agreement”) will be terminated upon consummation of the Mergers. Pursuant to the Termination Agreement, (i) upon consummation of the Mergers or (ii) termination of the CCIT II Advisory Agreement, if such termination occurs prior to the earlier of the consummation of the Mergers and June 30, 2021, for certain reasons other than a material breach of the CCIT II Advisory Agreement by the CCIT II Advisor, CCIT II will pay the CCIT II Advisor the “Subordinated Performance Fee” (as defined in the CCIT II Advisory Agreement) in an amount equal to $26,688,591 and the “Disposition Fee” (as defined in the CCIT II Advisory Agreement) in an amount equal to $1,750,000. The Termination Agreement also provides that the CCIT II Advisor will not terminate the CCIT II Advisory Agreement with effect prior to the earlier of the consummation of the Mergers and June 30, 2021, other than in the event of material breach of the CCIT II Advisory Agreement by CCIT II. In the event that the Merger Agreement is terminated in accordance with its terms, the Termination Agreement will be automatically terminated.
The foregoing description of the Termination Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure
Joint Press Release and Investor Presentation
On November 2, 2020, the Registrant and CCIT II issued a joint press release announcing the execution of the Merger Agreement as described in detail in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
In addition, on November 2, 2020, the Registrant posted to its website (www.gcear.com) an investor presentation prepared by the Registrant containing certain information related to the proposed Mergers. A copy of the investor presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.
Item 8.01.    Other Events
November 2020 Distribution Declaration
On October 19, 2020, the Registrant’s board of directors declared an all-cash distribution rate based on 366 days in the calendar year, of $0.000956284 per day ($0.35 per share annualized), subject to adjustments for class-specific expenses, per Class E share, Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share of common stock, for stockholders of record at the close of each business day for the period commencing on November 1, 2020 and ending on November 30, 2020. The Registrant will pay such distributions to each stockholder of record at such time in December 2020 as determined by the Registrant's Chief Executive Officer.
ADDITIONAL INFORMATION ABOUT THE MERGERS
In connection with the proposed Mergers, the Registrant intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of CCIT II and will also constitute a prospectus of the Registrant. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other documents that will be made available to the stockholders of CCIT II. In connection with the proposed Mergers, the Registrant and CCIT II also plan to file relevant materials with the SEC. STOCKHOLDERS OF CCIT II ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE RELEVANT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. A definitive proxy statement/prospectus will be sent to CCIT II’s stockholders. Investors may obtain a copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Registrant and CCIT II free of charge at the SEC’s website, www.sec.gov. Copies of the documents filed by the Registrant with the SEC will be available free of charge on the Registrant’s website at http://www.gcear.com or by contacting the Registrant’s Investor Services at (888) 926-2688, as they become available. Copies of the documents filed by CCIT II with the SEC will be available free of charge on CIM’s website, at https://www.cimgroup.com/investment-strategies/individual/for-shareholders, as they become available.
PARTICIPANTS IN SOLICITATION RELATING TO THE MERGERS
CCIT II, the Registrant and their respective directors and executive officers and other members of management and employees, as well as certain affiliates of CIM Group, LLC serving as CCIT II’s external advisor, may be deemed to be participants in the solicitation of proxies from CCIT II stockholders in respect of the proposed Mergers among the Registrant, CCIT II and their respective subsidiaries. Information regarding the directors, executive officers and external advisor of CCIT II is contained in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, as amended on April 27, 2020. Information about directors and executive officers of the Registrant is available in the proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 15, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed Mergers when they become available. Stockholders of CCIT II should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from the Registrant or CCIT II using the sources indicated above.
NO OFFER OR SOLICITATION
This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed Mergers.
Disclaimer on Forward-Looking Statements
This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the Registrant's and/or CCIT II's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Registrant can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Registrant’s expectations include, but are not limited to, the risk that the Mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to satisfy the conditions to the consummation of the proposed Mergers, including the approval of the stockholders of CCIT II; statements about the benefits of the proposed transaction involving the Registrant and CCIT II and statements that address operating performance, events or developments that the Registrant expects or anticipates will occur in the future, including but not limited to statements regarding anticipated synergies and G&A savings, future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance, creation of value for stockholders, benefits of the proposed transaction to customers, employees, stockholders and other constituents of the combined company, the integration of the Registrant and CCIT II, cost savings and the expected timetable for completing the proposed transaction, and other non-historical statements; risks related to the disruption of management’s attention from ongoing business operations due to the proposed Mergers; the availability of suitable investment or disposition opportunities; changes in interest rates; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of each of the Registrant and CCIT II and the real estate industries in which they operate, including with respect to occupancy rates, rent deferrals and the financial condition of their respective tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; market conditions; legislative and regulatory changes that could adversely affect the business of the Registrant or CCIT II; and other factors, including those set forth in the section entitled “Risk Factors” in the Registrant’s and CCIT II’s most recent Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by the Registrant and CCIT II with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, neither the Registrant nor CCIT II undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 29, 2020, by and among Griffin Capital Essential Asset REIT, Inc., GRT (Cardinal REIT Merger Sub), LLC, Griffin Capital Essential Asset Operating Partnership, L.P., GRT OP (Cardinal New GP Sub), LLC, GRT OP (Cardinal LP Merger Sub), LLC, GRT OP (Cardinal OP Merger Sub), LLC, Cole Office & Industrial REIT (CCIT II), Inc., Cole Corporate Income Operating Partnership II, LP and CRI CCIT II LLC*

10.1	Termination Letter Agreement, dated as of October 29, 2020, by and among Cole Office & Industrial REIT (CCIT II), Inc. and Cole Corporate Income Management II, LLC*
99.1	Joint Press Release dated November 2, 2020
99.2	Investor Presentation dated November 2, 2020
________________

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

Signature(s)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: November 2, 2020	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer